UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2021

ALPINE INCOME PROPERTY TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-39143

Maryland	84-2769895
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida 32114

(Address of Principal Executive Offices, including Zip Code)

(386) 274-2202

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, $0.01 par value per share	PINE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Alpine Income Property Trust, Inc. (the “Company”) was held on June 23, 2021 at the Company’s corporate office at 1140 N. Williamson Blvd., Suite 140, Daytona Beach, Florida.  At the 2021 Annual Meeting, the Company’s stockholders (i) elected John P. Albright, Mark O. Decker, Jr., Rachel Elias Wein, M. Carson Good, Andrew C. Richardson, and Jeffrey S. Yarckin to serve as members of the board of directors of the Company until the 2022 Annual Meeting of Stockholders; and (ii) ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2021.

The proposals below are described in detail in the Company’s definitive proxy statement dated April 28, 2021. The voting results for each proposal were as follows:

Proposal 1 – Election of Directors:

DIRECTOR	FOR	WITHHELD	BROKER NON-VOTES
John P. Albright	5,071,977	252,241	1,772,254
Mark O. Decker, Jr.	3,561,021	1,763,197	1,772,254
Rachel Elias Wein	5,068,638	255,580	1,772,254
M. Carson Good	2,652,622	2,671,596	1,772,254
Andrew C. Richardson	4,963,305	360,913	1,772,254
Jeffrey S. Yarckin	3,560,845	1,763,373	1,772,254

Proposal 2 – Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2021:

FOR	AGAINST	ABSTAIN
6,729,960	359,377	7,135

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2021                                                  Alpine Income Property Trust, Inc.

By: /s/John P. Albright

John P. Albright, President and Chief Executive Officer